SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 10, 2008

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19580 (Commission File Number)	76-0697390 (I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) Compensatory Arrangements of Certain Officers
Amendment to Employment Agreement
     On December 10, 2008, the Compensation Committee of the Board of Directors of T-3 Energy Services, Inc. (“the Company”) approved the First Amendment (the “Amendment”) to Employment Agreement (the “Employment Agreement”) entered into between the Company and Gus D. Halas, the Company’s Chairman, President and Chief Executive Officer. The Amendment was entered into to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder. Section 409A was enacted in 2004 and governs “nonqualified deferred compensation” arrangements. It imposes penalties and additional tax on service providers (including employees and directors) if a nonqualified deferred compensation arrangement does not comply with its provisions. Although Section 409A took effect in 2005, final regulations were not issued until 2007. Companies must amend affected nonqualified deferred compensation arrangements by December 31, 2008 to ensure compliance with Section 409A. The Amendment adds a 7-month delay for certain payments following the separation from service of Mr. Halas, modifies the definition of “Constructive Termination” to satisfy Section 409A requirements and clarifies that amounts payable will be paid at the times and in the manner permitted.
     Additionally, the Amendment provides for a new Section 11.15, which states that Mr. Halas and the Company acknowledge that as of the date of this Amendment, Mr. Halas has not received the restricted stock grant of 10,000 shares that Mr. Halas would have been entitled to receive on September 14, 2008 subject to availability in the Company’s 2002 Stock Incentive Plan (the “Plan”) and Compensation Committee approval, with a vesting date of September 14, 2009 (the “2008 Restricted Stock”). As of the date of this Amendment, the Company intends to grant to Mr. Halas the 2008 Restricted Stock at such time as the shares necessary for such grant are available under the Plan (or such other arrangement that receives approval of the stockholders of the Company). Furthermore, on the earlier to occur of (a) September 14, 2009, (b) a Change of Control, as defined in Section 8, or (c) a termination of employment that has the effect set forth in Section 9, and provided that the 2008 Restricted Stock has not been granted to Mr. Halas prior to such time set forth in clause (a), (b) or (c) of Section 11.15, then the Company will pay to Mr. Halas an amount in cash equal to 10,000 multiplied by the closing share price of the Company’s stock on the business day set forth in clause (a), (b) or (c) of Section 11.15, as applicable.
     The foregoing description is a brief summary of the Amendment and does not purport to be a complete statement of the parties’ rights and obligations under the Amendment and the Employment Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Exhibits
10.1	First Amendment to Employment Agreement dated December 10, 2008, between T-3 Energy Services, Inc. and Gus D. Halas.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: December 10, 2008	By:	/s/ James M. Mitchell
James M. Mitchell
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Employment Agreement dated December 10, 2008, between T-3 Energy Services, Inc. and Gus D. Halas.